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                                                                    Exhibit 10.2


Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Omitted portions are indicated by a "*" and have been filed with the Securities and Exchnage Commission.

                                  PURCHASE AGREEMENT

     AGREEMENT dated as of June 2, 1998, by and between YOUNG WOO, having an office at 450 Park Avenue, New York, New York 10022, individually and as nominee (the "Seller") and GLOBIX CORPORATION, a Delaware corporation having an office at 295 Lafayette Street, New York, New York 10012 (the "Purchaser").

     WHEREAS, Seller is the holder of a 60% interest in 139 Centre Street Associates, LLC, a limited liability company (the "LLC"); and

     WHEREAS, Purchaser wishes to purchase, and Seller wishes to sell Seller's 60% interest in the LLC (the "Interest") pursuant to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE. Upon the terms and subject to the conditions contained herein, Seller agrees to sell, and Purchaser agrees to purchase the Interest. On the Closing Date (as that term is hereinafter defined), Seller shall execute and deliver to Purchaser an Assignment of Limited Liability Company Interest in substantially the form of Exhibit A attached hereto.

     2.  PURCHASE PRICE; LETTER OF CREDIT; ADDITIONAL CONSIDERATION.

     (a) PURCHASE PRICE. The aggregate purchase price for the Interest shall be the sum of One Million Nine Hundred Fifty Thousand Dollars ($1,950,000). A non-refundable deposit of

$300,000 to be applied to the purchase price is being paid to Seller by bank check or wire transfer of immediately available funds concurrently with the execution hereof. The balance of the purchase price shall be paid to Seller in full at the Closing (as that term is hereinafter defined) by wire transfer to an account designated in writing by Seller, provided that Purchaser has received written wire transfer instructions at least three (3) days prior to the designated Closing Date.

     (b) LETTER OF CREDIT. As security for the balance of the purchase price of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) to be paid at the Closing, the Purchaser is delivering to the Seller concurrently with the execution hereof an irrevocable letter of credit issued by Fleet Bank.

     (c) ADDITIONAL CONSIDERATION. As additional consideration for the purchase of the Interest, Purchaser agrees to pay to Seller a sum equal to the greater of * Dollars (*) (the "Cash Portion") or * percent (*%) of the gross sales price of the land and building located at 139 Centre Street, New York, New York (the "Property") if the gross sales price is in excess of Seventeen Million Five Hundred Fifty Thousand Dollars ($17,550,000) when, as and if the Property is sold by Purchaser or any of its subsidiaries, including, without limitation, BLP Acquisition LLC ("BLP") prior to June 1, 2018. Effective June 1, 2018, the Cash Portion shall be increased by * percent (*%) to * and thereafter the Cash Portion (as previously increased) shall be further increased every fifth year by
* percent (*%). Except as set forth in this subsection (c), nothing contained herein


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

shall give Seller or to the LLC any interest whatsoever in the Property or the use, management, operation or profits thereof. In the event the Purchaser, BLP or any of its other subsidiaries contracts to sell the Property, it will, within 21 days thereafter, provide written notice to Seller, which notice shall be accompanied by a copy of such contract.

     3. CLOSING. The closing of the purchase and sale of the Interest (the "Closing") shall take place at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, at 10:00 o'clock a.m. on June 30, 1999 (the "Closing Date") or at such other time, date and/or place as may be agreed to by the parties.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

     (a) NO VIOLATIONS; VALIDITY. No provision of any agreement, instrument or understanding, or of any order, judgment, decree, statute, rule or regulation of any court or governmental authority, to which Purchaser is a party or by which it is bound or subject, has been or will be violated by the execution by it of, or the performance or satisfaction of any agreement or condition upon its part to be performed or satisfied under, this Agreement. This Agreement and each of the other instruments executed or to be executed by Purchaser pursuant to this Agreement has been duly authorized and constitutes or will constitute the valid and legally binding obligations of the Purchaser in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

     (b) AUTHORIZATIONS; APPROVALS. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, which has not been obtained, is required in connection with the execution and delivery by the Purchaser of, or the performance or satisfaction of, any agreement of the Purchaser contained in or contemplated by, this Agreement.

     (c) INVESTMENT INTENT. The Interest to be acquired by the Purchaser hereunder will be acquired for investment for the Purchaser's own account and not with a view to a sale or other distribution thereof within the purview of, and no portion of the Interest will be offered, sold, or otherwise disposed of by the Purchaser in violation of, any applicable provisions of the Securities Act of 1933, as amended, any state "blue sky" or other securities laws or any rules and regulations thereunder.

     (d) NO RELIANCE OR REPRESENTATIONS. Purchaser acknowledges that neither Seller nor any of his agents has made any representations or warranties in connection with this Agreement or the transactions contemplated herein, except those expressly set forth in Section 5. The Purchaser has, independently (or together with its financial advisors) and without reliance on Seller or any of his agents, and based upon such documents and information as it deemed appropriate, made its own analysis and decision to enter into this Agreement. In connection with that decision, neither Seller nor any of his agents has made (and has no responsibility with respect to) and the Purchaser is not relying upon, any representation or warranty (other than those expressly set forth in Section 5), express or implied, or any duty of disclosure by Seller or any of his agents as to any matter.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

     (a) GOOD TITLE. He owns beneficially and of record the Interest, which constitutes his entire interest in the LLC and he has full and unrestricted power and authority to sell, assign and transfer the Interest, to Purchaser in the manner provided herein, free and clear of any liens, claims, charges, options, and encumbrances of any nature or kind whatsoever.

     (b) NO RELIANCE OR REPRESENTATIONS. Seller acknowledges that none of Purchaser, Purchaser's subsidiaries, or any of their respective officers, directors, employees or agents (collectively, the "Purchaser's Affiliates") has made any representations or warranties in connection with this Agreement or the transactions contemplated herein, except those expressly set forth in section 4. Seller has, independently (or together with his financial advisors) and without reliance on Purchaser or any of the Purchaser's Affiliates, and based upon such documents and information as he deemed appropriate, made his own analysis and decision to enter into this Agreement. In connection with that decision, neither Purchaser nor any of the Purchaser's Affiliates has made (and has no responsibility with respect to) and Seller is not relying upon, any representation or warranty (other than those expressly set forth in Section 4), express or implied, or any duty of disclosure by Purchaser or any of the Purchaser's Affiliates, as to any matter.

     (c) NO VIOLATIONS; VALIDITY. No provision of any agreement, instrument or understanding, or of any order, judgment, decree, statute, rule or regulation of any court or governmental authority to which Seller is a party or by which he is bound or subject, has been or will be violated by the execution by Seller of, or the performance or satisfaction of any agreement or condition upon his part to be performed or satisfied under, this Agreement. This Agreement and each of the other instruments executed or to be executed by Seller pursuant to this Agreement has been duly authorized and constitutes or will constitute the valid and legally binding obligations of Seller in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

     (d) AUTHORIZATIONS; APPROVALS. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by Seller of, or the performance or satisfaction of any agreement of Seller contained in or contemplated by, this Agreement.

     (e) CONCERNING THE LLC. Seller represents and warrants that the LLC has carried on no business other than (i) that related to the Contract of Sale dated November 19, 1997 between Bank Leumi USA and the LLC for premises located at 139 Centre Street, New York, New York, as modified by (a) letter agreement between said parties dated January 21, 1998, (b) Modification of Contract of Sale between said parties dated January 28, 1998 and (c) letter agreement between said parties dated May 4, 1998 and (ii) negotiating a lease with the State of New York for the entire Property, which negotiations have terminated and no such lease was ever finalized. As of the date hereof, the LLC has no assets or liabilities of any nature or kind whatsoever except architect's fees, legal fees and other expenses not exceeding $50,000 relating to the activities set forth above, which Seller shall indemnify and hold Purchaser harmless from and against. Prior to the Closing, Seller shall cause the LLC to refrain from taking any action of any nature or kind whatsoever, without the prior written consent of the Purchaser.

     6. RELEASES. Concurrently with the execution hereof, Purchaser and Seller are exchanging mutual releases. In addition, general releases in favor of Purchaser and Seller are being delivered by the LLC, Harshad Shah and Irwin Liu.

     7. INDEMNIFICATION BY SELLER. From and after the date hereof and the Closing Date, Seller shall indemnify and hold harmless Purchaser and Purchaser's Affiliates from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys fees (collectively, "Losses") arising out of or in any way connected with a misrepresentation, breach of warranty or default in performing a covenant by Seller contained in this Agreement.

     8. INDEMNIFICATION BY PURCHASER. From and after the date hereof and the Closing Date, the Purchaser shall indemnify and hold harmless Seller and his agents from and against any and all Losses arising out of or in any way connected with a misrepresentation, breach of warranty or default in performing a covenant by the Purchaser contained in this Agreement.

     9. FURTHER ASSURANCES. From and after the date of this Agreement and the Closing Date, each of the parties hereto shall from time to time, at the request of any other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

     10. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail if received, addressed to the parties at their respective addresses set forth or referred to on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of Purchaser, and Brown Raysman Millstein Felder & Steiner LLP, Att: Kenneth M. Block, Esq., 120 West 45th Street, New York, New York 10036, in the case of Seller, or to such other person or address as may be designated by like notice hereunder.

     11. PARTIES IN INTEREST. All representations, warranties, agreements and covenants herein and any certificate or agreement delivered in connection herewith shall survive the Closing Date and be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors (including heirs and distributees in the case of Seller) and assigns, but no other person shall acquire or have any rights under this Agreement.

     12. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Either party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

     13. BROKERS. The parties represent to each other that they have not employed any broker, finder or intermediary in connection with the transaction contemplated herein who might be entitled to a fee or commission upon the consummation hereof.

     14.  FEES AND EXPENSES.   All costs and expenses incurred in connection
with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such cost or expense.

     15.  INTERPRETATION.

     (a) GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.

     (b) INTERPRETATION. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

     16. HEADINGS; COUNTERPARTS. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                        /s/ Young Woo
                                        ------------------------------
                                        Young Woo, Individually and as
                                        Nominee


                                        GLOBIX CORPORATION



                                        By /s/ Marc H. Bell, President
                                           ---------------------------
                                                               (Title)


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